Exhibit 99.5

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, $0.01 par value per share, of Isle of Capri Casinos, Inc.

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	Certificate No(s)	Number of Shares

TOTAL SHARES	g

Mail or overnight deliver this Election Form and Letter of Transmittal (this “Election Form”) together with the certificate(s) representing your shares of Isle common stock (if applicable), to the Exchange Agent:

Continental Stock Transfer & Trust Company

By Hand, Mail

(First Class, Registered or Certified) or

Overnight Courier

Continental Stock Transfer & Trust Company

17 Battery Place 8th Floor

New York, NY 10004

Attention: Reorganization Department

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 6.

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON [●], 2017

(Continental Stock Transfer & Trust Company must receive your election materials no later than this time.)

Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 19, 2016 (“Merger Agreement”) by and among Isle of Capri Casinos, Inc. (“Isle”), Eldorado Resorts, Inc. (“ERI”), Eagle I Acquisition Corp. (“Merger Sub A”) and Eagle II Acquisition Company LLC, upon consummation of the merger of Isle and Merger Sub A, each share of Isle common stock will be converted into the right to receive either 1.638 shares of ERI common stock or $23.00 in cash; provided that pursuant to the terms of the Merger Agreement, ERI is only obligated to pay a certain portion of the total consideration for the outstanding shares of Isle common stock in cash and a certain portion in common stock. Based on the [●] shares of Isle common stock that were outstanding as of December 29, 2016, the record date, ERI will pay approximately $[●] in cash and [●] shares of ERI common stock. If Isle shareholders elect to receive too much cash, then all Isle shareholders electing cash will have their cash election reduced and their common stock election increased on a pro rata basis. Alternatively, if Isle shareholders elect to receive too much common stock, then all Isle shareholders electing common stock will have their common stock election reduced and their cash election increased on a pro rata basis. Accordingly, depending on the elections of other Isle stockholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive.

Isle shareholders are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and effect of this election, see the joint proxy statement/prospectus dated December [●], 2016. If you have any questions about this Election Form, please call Investor Relations at Isle at (314) 813-9200.

This election governs the consideration that you, as a shareholder of Isle, will receive if the merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.

Complete the box on page 2 to make an election (1) to have all of your shares of Isle common stock converted into the right to receive shares of ERI common stock (a “Stock Election”), OR (2) to have all of your shares of Isle common stock converted into the right to receive cash (a “Cash Election”), OR (3) to have the indicated number of your shares of Isle common stock converted into the right to receive cash and the indicated number of your shares converted into the right to receive shares of ERI common stock (“Mixed Election”) OR (4) to indicate that you make no election.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares (if applicable) or a Notice of Guaranteed Delivery, as described in the Instructions below, at the address above prior to the Election Deadline.

ELECTION

I hereby elect to receive the following as consideration for my shares of Isle common stock. I understand that all elections, including non-elections, will be subject to proration and that I may not receive the form of consideration that I elect. (check only one box)

☐	STOCK ELECTION—Each share of Isle common stock converted into 1.638 shares of ERI common stock.		☐	NON-ELECTION You will be deemed to have made a NON-ELECTION if:
☐	CASH ELECTION—Each share of Isle common stock converted into cash payment of $23.00 per share.
			A.	No choice is indicated above;

☐	MIXED ELECTION		B.	You fail to follow the instructions on this Election Form (including submission of your Isle common stock certificates (if applicable) or Notice of Guaranteed Delivery) or otherwise fail properly to make an election; or
			C.	A completed Election Form (including

	(insert number)	shares of Isle common stock converted into 1.638 shares of ERI common stock per share of Isle common stock.		submission of your Isle common stock certificates (if applicable) or Notice of Guaranteed Delivery) is not actually received by the Election Deadline.

(insert number)

shares of Isle common stock converted into cash payment of $23.00 per share. If you have made a Mixed Election, for income tax purposes you may wish to designate the particular shares of Isle common stock to be converted into ERI common stock and the particular shares of Isle common stock to be converted into cash by attaching a separate schedule listing the date(s) of purchase, Certificate Number(s) and number of shares for the shares of Isle common stock to be converted into ERI common stock and the date(s) of purchase, Certificate Number(s) and number of shares for the shares of Isle common stock to be converted into cash. Please consult with your tax advisor with respect to tax considerations relevant to such designation.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the new certificate and/or check are to be issued in a name that differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate and/or check are to be mailed to an address other than the address reflected above. Mail to:

Name:	Name:

Address:	Address:

(Please also complete Substitute Form W-9 on page 4 if you are a U.S. person or provide an applicable IRS Form W-8 if you are a non-U.S. person AND see instructions regarding signature guarantee. See Instructions 7 and 8.)	See Instructions 8 and 9.

YOU MUST SIGN IN THE BOX BELOW

* SIGNATURE(S) REQUIRED *	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 7 and 8.

See Instruction 8.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Medallion Guarantee Program”, your signature(s) must be guaranteed by a member of that program.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm

Title, if any	Address of Firm—Please Print

Date: Phone No.: Email:

Also: Sign and provide your tax ID number on page 4 of this form if you are a U.S. person or provide an applicable IRS Form W-8 if you are a non-U.S. person.

IMPORTANT TAX INFORMATION

Under the Federal income tax law, a non-exempt U.S. shareholder is required to provide the Exchange Agent with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 28% federal backup withholding tax on the payment of any cash. If the Exchange Agent is not provided with a TIN (in the case of a U.S. shareholder) or a properly completed IRS Form W-8 (in the case of a non-U.S. shareholder) before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see Taxpayer Identification Number on Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Social Security Number

For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

or
Note: If the account is in more than one name, see the chart on Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.		Employer identification number
Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here	Signature of U.S. Person	Date

INSTRUCTIONS

(Please read carefully the instructions below)

1. Election Deadline: For any election contained herein to be considered, this Election Form, or a facsimile thereof, properly completed and signed, together with the related Isle common stock certificates (if applicable) or a properly completed Notice of Guaranteed Delivery, must be received by the Exchange Agent at the address on the front of this Election Form no later than 5:00 P.M., EASTERN TIME, ON [●], 2017. Holders of shares of Isle common stock who hold such shares in book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2. Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. Surrender of Certificate(s): For any election contained herein to be effective, this Election Form must be accompanied by the certificate(s) evidencing your shares (if applicable) or a properly completed Notice of Guaranteed Delivery and any required accompanying evidences of authority. Holders of shares of Isle common stock who hold such shares in book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form.

4. Lost Certificate(s): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, the registered holder (or transferee) should call Investor Relations at Isle, at (314) 813-9200 to report this loss and to arrange for a replacement certificate(s). The time involved in replacing a certificate may prevent the shareholder from participating in the election and result in the shareholder receiving the default consideration (subject to pro-ration). If you cannot deliver your certificate(s) to the Exchange Agent by the Election Deadline, you may still be able to make a valid election using the guaranteed delivery procedures described below. See Instruction 10 and the Notice of Guaranteed Delivery accompanying this Election Form.

5. Termination of Merger: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Isle common stock. In such event, shares of Isle common stock held through nominees are expected to be available for sale or transfer promptly. Certificates representing shares of Isle common stock held directly by Isle stockholders will be returned by registered mail. The Exchange Agent and ERI will use their commercially reasonable efforts to cooperate with Isle and Isle stockholders to facilitate return of Isle stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense and risk of the Isle stockholder and must be made by written direction to the Exchange Agent accompanied by a pre-paid, pre-addressed return courier envelope.

6. Method of Delivery: Your old certificate(s) (if applicable) or a Notice of Guaranteed Delivery and this Election Form must be sent or delivered to the Exchange Agent. Do not send them to ERI or Isle. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Election Form is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. Please allow ample time for delivery on or prior to the Election Deadline. A return envelope for return by mail is enclosed.

7. New Certificate/Check Issued in the Same Name: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, this Election Form should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution (defined below). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election Forms executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

8. New Certificate/Check Issued in Different Name—Signature Guarantee Is Required: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form, or if issuance is to be made to a person other than the signer of this Election Form, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

9. Special Issuance/Payment and Delivery Instructions: Indicate the name and address in which the new certificate and/or check are to be sent if different from the name and/or address of the person(s) signing this Election Form. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

10. Notice of Guaranteed Delivery: If your old certificate(s) cannot be delivered to the Exchange Agent by the Election Deadline, you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery and returning it, along with this Election Form, to the Exchange Agent prior to the Election Deadline.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTION FORM W-9

How to Get a TIN

If you don’t have a taxpayer identification number (a “TIN”), apply for one immediately. To apply, get Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for business and all other entities), from your local IRS office. For individuals who do not have and are not eligible to obtain a Social Security Number, apply for an IRS taxpayer identification number on Form W-7 which is available from your local IRS office.

If you do not have a TIN, write “Applied For” in the space for the TIN. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

As soon as you receive your TIN, complete a Form W-9, include your TIN, sign and date the form, and give it to the requester.

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Sole Proprietor. You must enter your individual name (enter either your social security number (“SSN”) or your employer identification number (“EIN”) in Part I). You may also enter your business name or “doing business as” name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

Part I – TIN

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter either your SSN or your EIN. Also see the chart on the attached page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under “How to Get a TIN” above.

Part II – For Payees Exempt from Backup Withholding

Individuals (including sole proprietors) are not exempt from backup withholding. C Corporations are exempt from backup withholding for certain payments. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I and sign and date the form.

If you are a nonresident or a foreign entity not subject to backup withholding, give the requester a completed applicable IRS Form W-8.

The following is a list of payees exempt from backup withholding:

(i) an organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code;

(ii) the United States or any of its agencies or instrumentalities;

(iii) a state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities; or

(iv) a foreign government or any of its political subdivisions, agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

(i) a C corporation;

(ii) a dealer in securities or commodities required to register in the United States or a possession of the United States;

(iii) a futures commission merchant registered with the Commodity Futures Trading Commission;

(iv) a real estate investment trust;

(v) an entity registered at all times during the tax year under the Investment Company Act of 1940;

(vi) a common trust fund operated by a bank under Section 584(a) of the Code; or

(vii) a financial institution.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTION FORM W-9

Privacy Act Notice – Section 6109 requires you to give your TIN to persons who must report certain payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file certain tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTION FORM W-9

Guidelines for Determining the Proper Name and Identification Number to Give the Requester.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the requester.

For this type of account:	Give the SOCIAL SECURITY NUMBER of —	For this type of account:	Give the TAXPAYER IDENTIFICATION number of—
1. An individual’s account	The individual	8. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	9. Disregarded entity not owned by an individual	The owner

3. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Treasury Regulation Section 1.671-4(b)(2)(i)(A))	The grantor (Grantor also must provide a Form W-9 to trustee of trust)	10. Partnership or multi-member LLC	The partnership

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	11. Association, club, or other tax-exempt organization	The organization

5.a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	12. A broker or registered nominee	The broker or nominee

5.b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)

13.    Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

14.    Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Treasury Regulation Section 1.671-4(b)(2)(i)(B))

The public entity
6. Sole proprietorship or disregarded entity owned by an individual	The owner (4)
7. A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (5)		The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show your individual name. You may also enter your business name. You may use either your Social Security Number or Employer Identification Number.
(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guaranties)

for

Shares of Common Stock of

Isle of Capri Casinos, Inc.

Pursuant to Election Form and Letter of Transmittal

You have received an Election Form and Letter of Transmittal (the “Election Form”) pursuant to which you may make an election for the form of consideration you wish to receive in connection with the merger of Isle of Capri Casinos, Inc. (“Isle”) with wholly owned subsidiary of Eldorado Resorts, Inc. (“ERI”) pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016 (“Merger Agreement”) by and among, Isle, ERI, Eagle I Acquisition Corp. and Eagle II Acquisition Company LLC.

This form or a facsimile hereof must be used to make a valid election for the form of consideration you wish to receive if:

a) Your stock certificate(s) for shares of Isle common stock (your “Isle Shares”) are not immediately available;

b) The procedures for book entry transfer cannot be completed before the election deadline, which is 5:00 p.m., Eastern Time, on [●], 2017 (the “Election Deadline”); or

c) Your certificate(s) for Isle Shares cannot be delivered to the Exchange Agent before the Election Deadline.

This form, properly completed and duly executed, may be delivered by mail, overnight delivery or fax to the Exchange Agent:

Mailing Address:	Fax: (212) 616-7610 (For Eligible Institutions Only) Phone to Confirm Fax: (917) 262-2378
Continental Stock Transfer & Trust Company 17 Battery Place – 8th Floor New York, New York l0004

Delivery of this form to an address other than as set forth above or transmission via a facsimile number other than as set forth above does not constitute valid delivery.

This form may not be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an “Eligible Institution” under the signature thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Election Form. See Instruction 8 to the Election Form.

Ladies and Gentlemen:

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form and related instructions, receipt of which is hereby acknowledged, the number of Isle Shares specified below pursuant to the guaranteed delivery procedure set forth below.

_______________________________                                                  _______________________________

(Please type or print name)                                                                                              (Signature)

Certificate No(s).

(if available):                       ____________________________

Number of Shares:              ____________________________

______________________________                                                     Date: _________________________

Name or Names

______________________________

______________________________

Address

______________________________

Area Code and Telephone Number(s)

GUARANTEED DELIVERY PROCEDURE

In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form accompanied by the original stock certificate(s) representing shares of Isle common stock currently held by you, if applicable, or a properly executed copy of this Notice of Guaranteed Delivery no later than 5:00 p.m., Eastern Time, on [●], 2017 (the “Election Deadline”). Persons whose stock certificate(s) are not immediately available must make their election by completing this Notice of Guaranteed Delivery and having it properly completed and duly executed by a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the stock certificate(s) and the Election Form, the delivery of which is hereby acknowledged, are in fact delivered to the Exchange Agent not later than the third New York Stock Exchange, Inc. trading day after the due completion and execution of this Notice of Guaranteed Delivery, and, in any event, no later than 5:00 p.m. Eastern Time, on the third New York Stock Exchange, Inc. trading day after the Election Deadline (the “Guaranteed Delivery Deadline”).

If the Exchange Agent does not receive either (1) a properly completed Election Form accompanied by all stock certificate(s) representing your shares of Isle common stock by the Election Deadline or (2) a properly completed Election Form accompanied by a Notice of Guaranteed Delivery with respect to your shares of Isle common stock by the Election Deadline and the stock certificate(s) with respect to such shares by the Guaranteed Delivery Deadline, then you will be deemed to have made no election and the type of merger consideration you will receive will be determined in accordance with the Merger Agreement.

DELIVERY GUARANTEE

(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY WILL BE DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY WITHIN THREE (3) NEW YORK STOCK EXCHANGE, INC. TRADING DAYS OF THE DATE HEREOF.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing Isle Shares to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:

Name:

        (Please Print)

Title:

Name of Firm:

Address:

  (Including Zip Code)

Area Code and Telephone Number:

Date: